UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2003

INTEGRATED TELECOM EXPRESS, INC.

(Exact Name of Registrant as specified in charter)

Commission File Number 000-31259

Delaware	77-0403748
(State or other jurisdiction of incorporation)	I.R.S. Employer Identification Number

10121 Miller Avenue, Suite 202
Cupertino, California	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 257-3243

Item 5.    Other Events and Regulation FD Disclosure.

On May 2, 2003, the Company announced that its Plan of Liquidation under Chapter 11 of the Bankruptcy Code, as amended, will become effective at the close of business on May 2, 2003.

Attached as Exhibit 99.1 and incorporated herein is a press release containing the announcement related to the above matter.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release, dated May 2, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED TELECOM EXPRESS, INC.

Dated: May 9, 2003	By:	/s/ JAMES WILLIAMS
James Williams Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibits.

99.1	Press release, dated May 2, 2003.